EXHIBIT 4.4

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of August 20, 2001, among In Store Media Systems, Inc., a Nevada corporation ("Company") and each of Frederick L. Morris and Michael T. Mozer, individually (each, an "Optionee" and collectively, the "Optionees") and, with reference to the following facts:

     A. An engagement letter (the "Engagement Letter") dated February 2, 2000 from Morris & Mozer Financial, Inc. ("MMF") to the Company, as amended by the letter dated October 12, 2000 (the "Letter Agreement") from Michael T. Mozer to Don Uhl amending, among other things, the compensation to be paid to Optionees, the terms of which were accepted by the Board of Directors of the Company in Board Minutes dated January 15, 2001, set forth the terms pursuant to which MMF was to assist the Company in obtaining equity financing and debt financing and the compensation to be paid in connection therewith.

     B. Services have been performed by MMF in connection with obtaining debt and equity financing. In exchange for services rendered to the Company by MMF in connection with the Engagement Letter and the Letter Agreement, the Company hereby wishes to grant, and the Optionees wish to accept, options to purchase shares of the Company's Common Stock as set forth herein, subject to the terms and conditions as provided herein.

     NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual promises set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionees, as of August 20, 2001 (the "Grant Date"), an irrevocable option (the "Option") to purchase up to 660,000 shares of Common Stock of the Company (the "Shares"), at the exercise price(s) per share as set forth in paragraph 3, subject to the terms and conditions set forth herein. This Option shall expire on the earlier of (a) August 20, 2004, or (b) the Termination Date established by the Company in accordance with paragraph 4 (the "Expiration Date"). The number of Shares exercisable by each Optionee shall be divided equally among the Optionees.

     2. Purchase Price. The services rendered by each of the Optionees, as the officers of MMF in connection with the Engagement Letter and the Letter Agreement, represent the consideration paid for the Option by each of the Optionees.

     3. Period of Exercisability; Exercise Price; Exercise of Option.

          (a) The Option will be exercisable for a period beginning on the Grant Date and expiring on the Expiration Date, subject to the provisions hereof and the right of the Company to terminate the Option prior to the Expiration Date pursuant to paragraph 4. The right to exercise this Option by each of the Optionees shall vest as of the Grant Date and, subject to the provisions of Section 4 below, shall be exercisable by such Optionee prior to the Expiration Date, from time to time, in whole or in part, up to the number of Shares listed next to the name of such Optionee on Schedule I hereto; provided, however, that any partial exercise by an Optionee shall be made in increments of 100 Shares (unless fewer than 100 Shares are then exercisable by such Optionee), and shall be for whole Shares only.

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          (b)  The Option will be exercisable at the exercise prices set forth below, subject to adjustment as set forth in paragraph 5:

               (i) Options to purchase 165,000 Shares shall be exercisable at an exercise price of $0.75 per share and shall become exercisable on the Grant Date (the "$.75 Options"), the number of Shares exercisable by each Optionee to be divided equally between the Optionees.

               (ii) Options to purchase 165,000 Shares shall be exercisable at an exercise price of $1.00 per share and shall become exercisable on the Grant Date (the "$1.00 Options"), the number of Shares exercisable by each Optionee to be divided equally between the Optionees.

               (iii) Options to purchase 165,000 Shares shall be exercisable at an exercise price of $1.25 per share and shall become exercisable on the Grant Date (the "$1.25 Options"), the number of Shares exercisable by each Optionee to be divided equally between the Optionees.

               (iv) Options to purchase 165,000 Shares shall be exercisable at an exercise price of $1.50 per share and shall become exercisable on the Grant Date (the "$1.50 Options"), the number of Shares exercisable by each Optionee to be divided equally between the Optionees.

          (c) Each portion of the Option set forth in subparagraph (b) above which is exercisable in accordance with this Section 2 shall remain exercisable until the Expiration Date. The Option or any portion thereof (as specified herein) may be exercised by delivery by an Optionee of written notice to the Company stating the number of Shares with respect to which the Option is being exercised, the exercise price or prices of such Shares, together with full payment of the purchase price therefor and a letter to the Company substantially in the form attached hereto as Exhibit
     A. Payment shall be made in cash or certified funds and shall be acceptable to Company.

     4. Company's Right to Terminate Options. The Company may terminate the Option prior to August 20, 2004 (the "Termination Option") pursuant to the terms of paragraph 4 (a) or (b).

          (a) The Company may exercise the Termination Option in part as follows:

               (i) The $0.75 Options may be terminated, in whole or in part, at any time on or after the Company obtains a contract to install any of the Company's coupon systems in at least 500 retail locations.

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               (ii)  The $1.00 Options may be terminated, in whole or in part, at any time on or after the Company obtains a contract to install any of the Company's coupon systems in at least 1000 retail locations.

               (iii) The $1.25 Options may be terminated, in whole or in part, at any time on or after the Company obtains a contract to install any of the Company's coupon systems in at least 1500 retail locations.

               (iv) The $1.50 Options may be terminated, in whole or in part, at any time on or after the Company obtains a contract to install any the Company's coupon systems in at least 2000 retail locations.

          (b) The Company may exercise the Termination Option in full on or after the date on which the daily closing per share closing price of the Common Stock is in excess of $3.00 per share for 60 consecutive trading days, (i) as reported on the National Association of Securities Dealers Automated Quotation System for the National Market, ("NASDAQ") or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading; or (ii) if the Common Stock is not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of the Common Stock on the over-the-counter market as reported by the National Association of Security Dealers, Inc., or a similar generally accepted reporting service, as the case may be. For purposes of clause (i) above, the closing price shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices. For purposes of clause (ii) above, the bid price shall be the lowest bid price as reported in the "pink sheets" published by the National Quotation Bureau, Incorporated.

          (c) To exercise the Termination Option in whole or in part pursuant to subparagraph (a) or (b) above, the Company shall provide written notice to each Optionee setting forth the proposed effective date of the termination (the "Termination Date"), and, in reasonable detail, the event allowing for the termination of such Shares by the Company, the number of Shares of each Optionee subject to the Termination Option and the exercise price thereof at least 30 days prior to the date of such termination (the "Termination Notice"). Each Optionee may exercise the portion of the Option subject to the Termination Option set forth in the Termination Notice until the date that is two days prior to the Termination Date. If an Optionee has not exercised the portion of the Option subject to the Termination Option set forth in the Termination Notice in the time period specified in the preceding sentence, the Option shall terminate with respect to the Shares specified in the Termination Notice. The number of Shares to which the Termination Option shall apply with respect to each Optionee shall be divided pro rata among the Optionees.

     5. Adjustments in Option Price. In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Company shall make an

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appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as close as possible to the Optionee's interest before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option exercise price per share. Any such adjustment made by the Company shall be final and binding upon the Optionee, the Company and all other interested persons.

     6. Registration Rights.

          (a) Definitions. As used in this Section, the following terms have the respective meanings set forth below:

     "Registrable Securities" means (a) Shares; and (b) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (a) above; provided, however, that "Registrable Securities" shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

     "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Option, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include selling expenses and fees and disbursements of counsel for the Holder.

          (b) Piggyback Registration Rights. If at any time the Company shall determine to register any of its shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), for the account of any of its shareholders, other than a registration statement relating solely to employee benefit plans, a registration statement on Form S-4 pertaining to an acquisition transaction or a registration on a registration form that does not permit secondary sales, the Company will:

               (i)   promptly give to Holder written notice thereof;

               (ii) use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), except as set forth in Section 6.2 below, all of the Registrable Securities specified in a written request or requests, made by the Holder within twenty (20) days after the written notice from the Company described in the previous clause (a) is given. Such request may specify all or a part of Holder's Registrable Securities; and

               (iii) pay all Registration Expenses, other than the selling expenses of Holder's Registrable Securities.

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


          (c) Underwriting. If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to this Section. In such event, the rights of the Holder hereunder are conditioned upon Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. To the extent that the Holder proposes to distribute its securities through such underwriting, the Holder shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

          (d) Exclusion of Registrable Securities. Notwithstanding any other provision of this Section, if the managing underwriter of the underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting. The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the Holder, pro rata with any other holders of Common Stock having registration rights at the time of the filing of the registration statement. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration. If Registrable Securities are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata amongst those persons requesting inclusion.

          (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 6, the Company will keep Holder advised in writing as to the initiation of each registration and as to the completion thereof, at its expense, the Company will use its best efforts to:

               (i) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-days period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such

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          Registrable Securities are sold, provided that Rule 145 promulgated under the Securities Act, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in
          (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

               (iv) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of the Holder, prepare and furnish to the Holder, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               (v) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (vi) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an

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        earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     7. Reserved Shares. The Company has duly reserved for issuance a number of authorized but unissued shares adequate to fulfill its obligations under this Agreement. During the term of this Agreement, the Company shall take such action as may be necessary to maintain at all times an adequate number of shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

     8. Assignment or Transfer. This Option may not be assigned or transferred and shall be exercisable only by the Optionees until the Expiration Date.

     9. Restricted Transfer. If a buy-sell agreement, right of first refusal agreement or other agreement restricting transfer of Common Stock is in effect when this Option is exercised and such agreement covers all shares of Common Stock of the Company outstanding immediately prior to such exercise, then each Optionee shall become a party to such agreement as a condition to the exercise of this Option as to such Optionee.

     10. Compliance with Law. This Option shall not be exercised, and no Shares shall be issued in respect hereof, unless such exercise is done by the Optionee in compliance with federal and applicable state securities laws.

     11. Legends. The certificates evidencing Shares purchased pursuant to this Option shall bear any legends deemed necessary by the Company for compliance with applicable law or otherwise.

     12. Representations of Optionees. As a condition to the exercise of this Option, the Optionees will deliver to the Company such signed representations as may be necessary, in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.

     13. Resale. The ability of an Optionee to transfer Shares purchased pursuant to this Option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. An Optionee shall not resell or offer for resale such Shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

     14. Notice. All notices or other communications desired or required to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

If to Company:             In Store Media Systems, Inc.
                           15423 E. Batavia Drive
                           Aurora, Colorado  80011
                           Attention:  Robert L. Cohen, Vice President
                           and Chief Financial Officer
                           Tel:   (303) 364-6550
                           Fax:   (303) 364-6564

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


If to the Optionees:       Frederick Morris
                           5524 Mirror Lakes Drive
                           Edina, MN 55436
                           Tel:  (952) 929-8504

                           Michael Mozer
                           13033 Harold Circle
                           Apple Valley, MN 55124

or to such other address as either party shall give to the other in the manner set forth above.

     15. Tax Treatment and Advice. The Optionees each acknowledge that the tax treatment of this Option, Shares subject to this Option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by this Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment or any other advice with respect to the Optionees.

     16. Miscellaneous. References herein to a date on or as of which an expiration, termination or lapse shall occur shall be deemed to refer to Mountain Time, on such date.

     17. Securities Exemption and Qualification. The securities represented by this Agreement have not been registered under the Securities Act or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except (a) pursuant to an effective registration statement under the Securities Act or any state securities laws or (b) pursuant to an exemption from registration or prospectus delivery requirements under the Securities Act or any state securities laws in respect of which the Company has received an opinion of counsel reasonably satisfactory to the Company to such effect.

     18. Modification and Waiver. This Agreement may be modified, supplemented or amended or the provisions hereof waived only with the prior written consent of the Company and the Optionees.

     19. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     20. Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

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     21. Governing Law. This Agreement shall be governed by the laws of the
State of Colorado, without regard to the provisions thereof relating to conflict of laws.

     22. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

                            [EXECUTION PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Company and each of the Optionees have executed this Option Agreement effective as of the date first set forth above.

                                            COMPANY:


                                            IN STORE MEDIA SYSTEMS, INC.,
                                            a Nevada corporation


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------



                                            OPTIONEES:

                                            /s/
                                            ---------------------------------
                                                Frederick L. Morris


                                            /s/
                                            ---------------------------------
                                                Michael T. Mozer

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


                                    EXHIBIT A

In Store Media Systems, Inc.
15423 E. Batavia Drive
Aurora, Colorado  80011

Ladies and Gentlemen:

     This will confirm my understanding with respect to the shares to be issued (or reissued) to me by reason of my exercise on this date of certain stock option rights granted to me by IN STORE MEDIA SYSTEMS, INC. for the purchase of _________ (________) shares of Common Stock at an exercise price of $____ per share[, _________ (________) shares of Common Stock at an exercise price of $____ per share,] [_________ (________) shares of Common Stock at an exercise price of $____ per share] [and _________ (________) shares of Common Stock at an exercise price of $____ per share] (the "Shares") as follows:

1. I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

2. The Shares are being issued without registration under the Securities Act of 1933 (the "Act") in reliance upon the private offering exemption contained in Section 4(2) of the Act, and such reliance is based in part on the above representation.

3. The certificate for the Shares of stock to be issued to me will bear the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     Appropriate stop transfer instructions will be issued by the Company to its transfer agent.

4. Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered.

5. These understandings shall not preclude a sale in compliance with Rule 144 under the Act, as such rule may be amended and in effect at the time. Sales of the shares made in reliance upon Rule 144 may only be made if the Rule is then available and then only in limited amounts in accordance with the terms and conditions of the Rule as in effect at the time of said sales. I agree to furnish you, prior to any such sale, an executed copy of the related Form 144, written confirmation of compliance with the Rule by myself and the broker executing the sale, an opinion of counsel satisfactory to you that the sale does not require registration under the Act, and such other evidence as you shall request of compliance under the Rule.

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6.   In Store Media Systems, Inc. is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.

7. The undersigned is acquiring these shares subject to the Stock Option Agreement between the undersigned and the Company dated as of August 20, 2001 (the "Stock Option Agreement"), and hereby warrants and represents that it will continue to comply with and be bound by the terms, conditions and covenants provided in the Stock Option Agreement

By:
   -----------------------------------------
Date:
     ---------------------------------------
Printed Name:
             -------------------------------
SSN:
    ----------------------------------------

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